Consent of Independent Registered Public Accounting Firm

iQSTEL, Inc.

Coral Gables, Florida

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated April 6, 2026, relating to the consolidated financial statements of iQSTEL, Inc., which is incorporated by reference to that Prospectus. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Preliminary Prospectus.

/s/ Urish Popeck & Co., LLC Pittsburgh, PA

May 6, 2026